Exhibit 99.1

For more information, contact:
Tom Miller	The Blueshirt Group
Chief Financial Officer	Chris Danne, Rakesh Mehta
(818) 444-2325	(415)217-7722
tmiller@ixiacom.com	chris or rakesh@blueshirtgroup.com
Ixia Announces Fourth Quarter and Full Year 2005 Results
CALABASAS, CA— February 6, 2006—Ixia (Nasdaq: XXIA) today reported financial results for the fourth quarter and year ended December 31, 2005.
Net revenues for the fourth quarter of 2005 were $37.5 million, which represents a year-over-year increase of 6.5% from the fourth quarter of last year. Net income on a GAAP basis for the fourth quarter of 2005 was $5.5 million, or $0.08 per diluted share, compared to net income of $7.6 million, or $0.11 per diluted share, for the fourth quarter of 2004.
Net revenues for the full year of 2005 were $159.3 million, which represents a year-over-year increase of 36% from the full year of 2004. Net income on a GAAP basis for the full year of 2005 was $33.7 million, or $0.49 per diluted share, compared to net income of $18.9 million, or $0.29 per diluted share, for the full year of 2004.
Ixia’s fourth quarter of 2005 GAAP results included $1.3 million of non-cash charges related to the amortization of acquired intangible assets and income tax benefits of $580,000 related to the tax effects of the amortization of the acquired intangible assets and tax benefits related to previously recognized stock-based compensation. Excluding the effects of these items, non-GAAP net income for the fourth quarter of 2005 was $6.3 million, or $0.09 per diluted share, compared to $7.4 million, or $0.11 per diluted share, for the comparable period in 2004 after excluding the effects of similar items.

Ixia’s full year of 2005 GAAP results included $5.2 million of non-cash charges related to the amortization of acquired intangible assets and income tax benefits of $4.1 million related to the tax effects of the amortization of the acquired intangible assets and tax benefits related to previously recognized stock-based compensation. Excluding the effects of these items, non-GAAP net income for the full year of 2005 was $34.7 million, or $0.50 per diluted share, compared to $20.8 million, or $0.32 per diluted share, for the comparable period in 2004 after excluding the effects of similar items.
“In a challenging quarter, with sales impacted by a sequential decrease in orders from our largest customer and a softer than anticipated quarter in Japan, Ixia continued to position itself for long-term growth,” commented Errol Ginsberg, President and Chief Executive Officer of Ixia. “During the quarter, we added over 60 new customers and had strong results in key international markets, notably Europe, China and India. Additionally, we had our second highest revenue quarter for 10 Gigabit Ethernet and a promising performance by many of our software products, including record quarterly sales of our IxLoad software. Our business model remains solid with continuing strong gross margins and our 31st consecutive quarter of profitability.”
“Looking forward, we expect to grow both through internal development and by making targeted acquisitions,” added Mr. Ginsberg. “Over the past year, we have substantially increased our engineering team, mostly in our offshore engineering operations, as well as our sales and marketing capabilities. We expect these additions to lead to an increase in the number of new products introduced and heightened customer interest in 2006. Complementing this effort, we intend to make one or more strategic acquisitions in 2006, similar to our acquisition last week of the mobile video and multimedia testing product line of Dilithium Networks.”
During the fourth quarter ended December 31, 2005, Ixia increased cash, cash equivalents and investments by over $9 million to approximately $202 million.
Ixia will host a conference call today for analysts and investors to discuss its fourth quarter and full year 2005 results at 5:00 p.m. Eastern Time. Open to the public, a live Web cast of the conference call will be accessible from the “Investors” section of Ixia’s

Web site (www.ixiacom.com). Following the live Web cast, an archived version will be available in the “Investors” section on the Ixia Web site for 90 days.
Non-GAAP Information
Certain non-GAAP financial measures are included in this press release. These non-GAAP financial measures are provided to enhance the user’s overall understanding of our financial performance. By excluding certain non-cash charges, as well as the related tax effects, our non-GAAP results provide information to both management and investors that is useful in assessing Ixia’s core operating performance and in evaluating and comparing our results of operations on a consistent basis from period to period. These non-GAAP financial measures are also used by management to evaluate financial results and to plan and forecast future periods. The presentation of this additional information is not meant to be considered a substitute for the corresponding financial measures prepared in accordance with generally accepted accounting principles. Investors are encouraged to review the reconciliations of GAAP to non-GAAP financial measures which are included below.
About Ixia
Ixia is a leading provider of performance test systems for IP-based infrastructure and services. Its highly scalable solutions generate, capture, characterize, and emulate network and application traffic, establishing definitive performance and conformance metrics of network devices or systems under test. Ixia’s test systems are used by network and telephony equipment manufacturers, semiconductor manufacturers, service providers, governments, and enterprises to validate the functionality and reliability of complex IP networks, devices, and applications. Ixia’s Triple Play test systems address the growing need to test voice, video, and data services and network capability under real-world conditions. Ixia’s vision is to be the world’s pre-eminent provider of solutions to enable testing of next generation IP Triple Play networks. Ixia’s test systems utilize a wide range of industry-standard interfaces, including Ethernet, SONET, ATM, and wireless connectivity, and are distinguished by their performance, accuracy, reliability, and adaptability to the industry’s constant evolution.
For more information, contact Ixia at 26601 W. Agoura Road, Calabasas, CA 91302; 818-871-1800, Fax: 818-871-1805; Email: info@ixiacom.com or visit our Web Site at http://www.ixiacom.com.
Ixia and the Ixia four petal logo are registered trademarks of Ixia. IxLoad is a trademark of Ixia. Other trademarks are the property of their respective owners.

Safe Harbor Under the Private Securities Litigation Reform Act of 1995:
Certain statements made in this press release are forward-looking statements, including, without limitation, statements regarding possible future revenues, growth and profitability and future business and market share. In some cases, such forward-looking statements can be identified by terms such as “may,” “will,” “expect,” “plan,” “believe,” “estimate,” “predict” or the like. Such statements reflect the Company’s current intent, belief and expectations and are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that may cause future results to differ materially from the Company’s current expectations include, among other things: consistency of orders from significant customers, our success in developing and producing new products, and market acceptance of our products. These and other risk factors that may affect Ixia’s financial results in the future are discussed in Ixia’s periodic SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2004. Ixia undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

IXIA
Condensed Consolidated Balance Sheets
(in thousands)

	December 31,	December 31,
	2005	2004
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$51,837	$16,383
Short-term investments in marketable securities	124,456	81,757
Accounts receivable, net	31,565	22,069
Inventories	9,846	6,669
Deferred income taxes	4,401	3,756
Income taxes receivable	9	1,696
Prepaid expenses and other current assets	3,510	2,878

Total current assets	225,624	135,208

Investments in marketable securities	25,392	49,015
Property and equipment, net	19,750	12,268
Deferred income taxes	11,746	4,798
Goodwill	13,468	11,377
Other intangible assets, net	20,462	23,031
Other assets	315	612

Total assets	$316,757	$236,309

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$2,872	$1,556
Accrued expenses	12,399	13,181
Deferred revenues	8,338	7,032
Income taxes payable	4,131	4,203

Total current liabilities	27,740	25,972

Deferred revenues	528	—
Deferred income taxes	6,393	3,411

Total liabilities	34,661	29,383

Shareholders’ equity:
Common stock, without par value; 200,000 shares authorized, 66,580 and 62,459 shares issued and outstanding as of December 31, 2005 and December 31, 2004, respectively	126,792	100,144
Additional paid-in capital	68,098	53,247
Retained earnings	87,206	53,535

Total shareholders’ equity	282,096	206,926

Total liabilities and shareholders’ equity	$316,757	$236,309

IXIA
Condensed Consolidated Statements of Income
(in thousands, except per share data)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2005	2004	2005	2004
	(unaudited)		(unaudited)
Net revenues	$37,459	$35,162	$159,333	$116,978
Cost of revenues(1)	5,921	6,072	24,800	20,716
Amortization of purchased technology	1,015	837	3,891	3,044

Gross profit	30,523	28,253	130,642	93,218

Operating expenses:
Research and development	8,890	6,963	32,404	24,689
Sales and marketing	11,325	8,538	41,014	31,785
General and administrative	4,498	4,081	16,438	12,441
Amortization of intangible assets	334	371	1,278	1,532
Stock-based compensation(2)	—	—	—	389

Total operating expenses	25,047	19,953	91,134	70,836

Income from operations	5,476	8,300	39,508	22,382
Interest and other, net	1,569	1,030	5,055	2,960

Income before income taxes	7,045	9,330	44,563	25,342
Income tax expense	1,539	1,758	10,892	6,463

Net income	$5,506	$7,572	$33,671	$18,879

Earnings per share:
Basic	$0.08	$0.12	$0.52	$0.31
Diluted	$0.08	$0.11	$0.49	$0.29

Weighted average number of common and common equivalent shares outstanding:
Basic	66,397	61,692	65,168	60,687
Diluted	68,954	66,288	69,227	64,745

(1)Stock-based compensation included in:
Cost of revenues	$—	$—	$—	$30

(2)Stock-based compensation related to:
Research and development	$—	$—	$—	$271
Sales and marketing	—	—	—	80
General and administrative	—	—	—	38

	$—	$—	$—	$389

IXIA
Impact of Non-GAAP Adjustments on Net Income
(in thousands, except percentages and per share data)
(unaudited)

	Three months ended December 31, 2005
	GAAP	Adjustments		Non-GAAP
Net revenues	$37,459	$—		$37,459
Cost of revenues	5,921	—		5,921
Amortization of purchased technology	1,015	(1,015	) (1)	—

Gross profit	30,523	1,015		31,538

	81.5%			84.2%
Operating expenses:
Research and development	8,890	—		8,890
Sales and marketing	11,325	—		11,325
General and administrative	4,498	—		4,498
Amortization of intangible assets	334	(334	) (1)	—

Total operating expenses	25,047	(334)		24,713

	66.9%			66.0%

Income from operations	5,476	1,349		6,825
Interest and other, net	1,569	—		1,569

Income before income taxes	7,045	1,349		8,394
Income tax expense	1,539	580	(2)	2,119

Net income	$5,506	$769		$6,275

Earnings per share:
Basic	$0.08	$0.01	(3)	$0.09
Diluted	$0.08	$0.01	(3)	$0.09

Weighted average number of common and common equivalent shares outstanding:
Basic	66,397	—		66,397
Diluted	68,954	—		68,954

(1)	The adjustment represents the amortization of intangible assets related to the acquisition of the ANVLTM product line from Empirix, Inc., the acquisition of certain rights associated with the Chariot® product line from NetIQ Corporation, and the acquisitions of G3 Nova Technologies, Inc. and Communication Machinery Corporation.

(2)	The adjustment represents the income tax effects of the adjustments noted in footnote (1) and the elimination of tax benefits related to previously recognized stock-based compensation.

(3)	The adjustment represents the earnings per share effect of the adjustments noted in footnotes (1) and (2).

IXIA
Impact of Non-GAAP Adjustments on Net Income
(in thousands, except percentages and per share data)
(unaudited)

	Three months ended December 31, 2004
	GAAP	Adjustments		Non-GAAP
Net revenues	$35,162	$—		$35,162
Cost of revenues	6,072	—		6,072
Amortization of purchased technology	837	(837	) (1)	—

Gross profit	28,253	837		29,090

	80.4%			82.7%
Operating expenses:
Research and development	6,963	—		6,963
Sales and marketing	8,538	—		8,538
General and administrative	4,081	—		4,081
Amortization of intangible assets	371	(371	) (1)	—

Total operating expenses	19,953	(371)		19,582

	56.7%			55.7%

Income from operations	8,300	1,208		9,508
Interest and other, net	1,030	—		1,030

Income before income taxes	9,330	1,208		10,538
Income tax expense	1,758	1,409	(2)	3,167

Net income	$7,572	$(201)		$7,371

Earnings per share:
Basic	$0.12	$0.00	(3)	$0.12
Diluted	$0.11	$0.00	(3)	$0.11

Weighted average number of common and common equivalent shares outstanding:
Basic	61,692	—		61,692
Diluted	66,288	—		66,288

(1)	The adjustment represents the amortization of intangible assets related to the acquisition of the ANVLTM product line from Empirix, Inc., the acquisition of certain rights associated with the Chariot® product line from NetIQ Corporation, and the acquisition of G3 Nova Technologies, Inc.

(2)	The adjustment represents the income tax effects of the adjustments noted in footnote (1) and the elimination of tax benefits related to previously recognized stock-based compensation.

(3)	The adjustment represents the earnings per share effect of the adjustments noted in footnotes (1) and (2).

IXIA
Impact of Non-GAAP Adjustments on Net Income
(in thousands, except percentages and per share data)
(unaudited)

	Twelve months ended December 31, 2005
	GAAP	Adjustments		Non-GAAP
Net revenues	$159,333	$—		$159,333
Cost of revenues	24,800	—		24,800
Amortization of purchased technology	3,891	(3,891	) (1)	—

Gross profit	130,642	3,891		134,533

	82.0%			84.4%
Operating expenses:
Research and development	32,404	—		32,404
Sales and marketing	41,014	—		41,014
General and administrative	16,438	—		16,438
Amortization of intangible assets	1,278	(1,278	) (1)	—

Total operating expenses	91,134	(1,278)		89,856

	57.2%			56.4%

Income from operations	39,508	5,169		44,677
Interest and other, net	5,055	—		5,055

Income before income taxes	44,563	5,169		49,732
Income tax expense	10,892	4,149	(2)	15,041

Net income	$33,671	$1,020		$34,691

Earnings per share:
Basic	$0.52	$0.01	(3)	$0.53
Diluted	$0.49	$0.01		$0.50

Weighted average number of common and common equivalent shares outstanding:
Basic	65,168	—		65,168
Diluted	69,227	—		69,227

(1)	The adjustment represents the amortization of intangible assets related to the acquisition of the ANVLTM product line from Empirix, Inc., the acquisition of certain rights associated with the Chariot® product line from NetIQ Corporation, and the acquisitions of G3 Nova Technologies, Inc. and Communication Machinery Corporation.

(2)	The adjustment represents the income tax effects of the adjustments noted in footnote (1) and the elimination of tax benefits related to previously recognized stock-based compensation.

(3)	The adjustment represents the earnings per share effect of the adjustments noted in footnotes (1) and (2).

IXIA
Impact of Non-GAAP Adjustments on Net Income
(in thousands, except percentages and per share data)
(unaudited)

	Twelve months ended December 31, 2004
	GAAP	Adjustments		Non-GAAP
Net revenues	$116,978	$—		$116,978
Cost of revenues	20,716	(30	) (1)	20,686
Amortization of purchased technology	3,044	(3,044	) (2)	—

Gross profit	93,218	3,074		96,292

	79.7%			82.3%
Operating expenses:
Research and development	24,689	—		24,689
Sales and marketing	31,785	—		31,785
General and administrative	12,441	—		12,441
Amortization of intangible assets	1,532	(1,532	) (2)	—
Stock-based compensation	389	(389	) (1)	—

Total operating expenses	70,836	(1,921)		68,915

	60.6%			58.9%

Income from operations	22,382	4,995		27,377
Interest and other, net	2,960	—		2,960

Income before income taxes	25,342	4,995		30,337
Income tax expense	6,463	3,066	(3)	9,529

Net income	$18,879	$1,929		$20,808

Earnings per share:
Basic	$0.31	$0.03	(4)	$0.34
Diluted	$0.29	$0.03	(4)	$0.32

Weighted average number of common and common equivalent shares outstanding:
Basic	60,687	—		60,687
Diluted	64,745	—		64,745

(1)	The adjustment represents the amortization of stock-based compensation related to stock options granted prior to our IPO in October 2000.

(2)	The adjustment represents the amortization of intangible assets related to the acquisition of the ANVLTM product line from Empirix, Inc., the acquisition of certain rights associated with the Chariot® product line from NetIQ Corporation, and the acquisition of G3 Nova Technologies, Inc.

(3)	The adjustment represents the income tax effects of the adjustments noted in footnotes (1) and (2), and the elimination of tax benefits related to previously recognized stock-based compensation.

(4)	The adjustment represents the earnings per share effect of the adjustments noted in footnotes (1), (2) and (3).